Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated April 25, 2025 in this registration statement on Form F-1, with respect to the consolidated financial statements of JIADE Limited as of and for the years ended December 31, 2024, in this Registration Statement on Form 20-F and the related prospectus of JIADE Limited filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

August 14, 2025

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